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                                                                     Exhibit 5.1


                             SNOW BECKER KRAUSS P.C.
                                Attorneys at Law
                                605 Third Avenue
                            New York, New York 10158
                                     ------
                                 (212) 687-3860









                                                 September 19, 1996





Board of Directors
Integrated Surgical Systems, Inc.
829 West Stadium Lane
Sacramento, California  95834

Ladies and Gentlemen:

                  You have requested our opinion, as counsel for Integrated Surgical Systems, Inc., a Delaware corporation (the "Company"), in connection with the registration statement (the "Registration Statement") on Form SB-2 (Registration No. 333-31481), under the Securities Act of 1933 (the "Act"), filed by the Company with the Securities and Exchange Commission.

                  The Registration Statement relates to (i) an offering of up to 3,737,500 shares (the "Shares") of common stock, par value $0.01 ("Common Stock"), of the Company and (ii) warrants (the "Warrants") to purchase up to 325,000 shares of Common Stock (the "Warrant Shares") to be issued to the managers and certain other persons participating in the distribution of the Shares.

                  We have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. It is our opinion that when there has been compliance with the Act and the applicable state securities laws:
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Integrated Surgical Systems, Inc.
September 19, 1997
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         (1)      The Shares have been duly authorized and, when issued,
                  delivered and paid for in the manner described in the form of Purchase Agreement filed as Exhibit 1.1 to the Registration Statement (the "Purchase Agreement"), will be legally issued, fully paid and nonassessable.

         (2) The Warrants have been duly authorized, and when issued and paid for in the manner described in the Registration Statement, will be legally issued, fully paid and non-assessable, and will constitute valid and legally binding obligations of the Company, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to the availability of remedies (regardless of whether such enforcement is considered in a proceeding in equity or at law).

         (3) The Warrant Shares have been duly authorized and, when issued, delivered and paid for in the manner described in the Registration Statement, will be legally issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                                     Very truly yours,

                                                     /s/ Snow Becker Krauss P.C.


                                                     SNOW BECKER KRAUSS P.C.